UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 6, 2004

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year) is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On October 6, 2004, Viacom Inc. (“Viacom”) announced the preliminary results of its offer to its stockholders to exchange, on a tax-free basis, some or all of their Viacom shares for shares of Blockbuster Inc. (“Blockbuster” or the “Company”) common stock held by Viacom. Viacom announced that the exchange offer, which expired at 12:00 midnight, New York City time, on October 5, 2004, was oversubscribed. As a result of such exchange offer, Viacom is disposing of its controlling interest in Blockbuster.

Viacom further announced that, based on a preliminary count by the exchange agent, The Bank of New York, 294,926,641 shares of Viacom common stock, consisting of 4,648,793 shares of Viacom class A common stock and 290,277,848 shares of Viacom class B common stock, were tendered for exchange, including 1,287,577 shares of Viacom class A common stock and 149,027,752 shares of Viacom class B common stock, or 150,315,329 Viacom shares in the aggregate, that were tendered by notice of guaranteed delivery, and that Viacom will accept for exchange 27,961,165 shares of Viacom common stock in exchange for the 72 million shares of Blockbuster class A common stock and 72 million shares of Blockbuster class B common stock Viacom owns. Viacom expects to announce the final results of the exchange offer, including the final proration factor, on or before Wednesday, October 13, 2004.

Viacom commenced the exchange offer on September 8, 2004 and offered to exchange 5.15 shares of Blockbuster stock, consisting of 2.575 shares of Blockbuster Class A common stock and 2.575 shares of Blockbuster Class B common stock, for each share of Viacom common stock validly tendered and not properly withdrawn, up to an aggregate of 27,961,165 shares of Viacom class A or class B common stock.

Incorporated herein by reference is the description of the arrangements or understandings between Viacom and Blockbuster with respect to election of directors and other matters that was previously reported in Blockbuster’s Registration Statement on Form S-4 (File No. 333-116617) in the section entitled “Agreements Between Viacom and Blockbuster and Other Related Party Transactions” as filed with the Securities and Exchange Commission on June 18, 2004, and as thereafter amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2004, Blockbuster filed its Second Amended and Restated Certificate of Incorporation, which became effective as of the same date. The Second Amended and Restated Certificate of Incorporation was approved on June 17, 2004 by Blockbuster’s board of directors and on July 20, 2004 by its stockholders. A copy of the Second Amended and Restated Certificate of Incorporation is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

On June 17, 2004, the Company’s board of directors approved the amendment and restatement of the company’s bylaws effective immediately upon the effectiveness of the Company’s Second Amended and Restated Certificate. In Blockbuster’s definitive proxy statement filed with the Securities and Exchange Commission on July 6, 2004, Blockbuster stated that it will publicly announce amendments of any of the time periods or other requirements relating to stockholder proposals in its previous bylaws. A copy of the Amended and Restated Bylaws, which includes in Article II, Section 2.10 the now current bylaw provisions relating to stockholder proposals, is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Incorporated herein by reference are descriptions of the provisions adopted or changed by these amendments that were previously reported in Blockbuster’s Registration Statement on Form S-4 (File No. 333-116617) in the sections entitled “The Transaction—Blockbuster Charter and Bylaw Amendments,” “Description of Capital Stock of Blockbuster” and “Comparison of Stockholder Rights” as filed with the Securities and Exchange Commission on June 18, 2004, and as thereafter amended, and that were previously reported in Blockbuster’s definitive proxy statement in the section entitled “Proposal II—Adoption of the Second Amended and Restated Certificate of Incorporation of Blockbuster Inc.” as filed with the Securities Exchange Commission on July 6, 2004.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Blockbuster Inc.

3.2	Amended and Restated Bylaws of Blockbuster Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: October 7, 2004	By:	/s/ Larry J. Zine
Larry J. Zine Executive Vice President, Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Blockbuster Inc.

3.2	Amended and Restated Bylaws of Blockbuster Inc.